UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On May 24, 2017, following the 2017 Annual Meeting of Stockholders of CoreSite Realty Corporation (the “Company”), the Company’s Board of Directors (the “Board”), upon the recommendation of the Board’s Nominating/Corporate Governance Committee and pursuant to the Amended and Restated Bylaws of the Company, approved the increase of the size of the Board to eight members and  elected Jean Bua to the vacancy with an initial term expiring at the 2018 Annual Meeting of Stockholders and when her successor is duly elected and qualifies. The Board also appointed Ms. Bua to serve on the Audit Committee and Nominating/Corporate Governance Committee of the Board, and has determined that Ms. Bua is “independent” pursuant to the listing standards of the New York Stock Exchange and is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission.

There were no arrangements or understandings between Ms. Bua and any other persons regarding her election to the Board, nor is she party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Bua will be compensated for her Board and committee service consistent with the compensation arrangements provided to the Board’s other non-employee directors who are also not employees of The Carlyle Group L.P., which are more fully described in the “2016 Director Compensation” section of the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 5, 2017.  Ms. Bua will receive prorated amounts of the annual cash retainer and the annual restricted stock units and dividend equivalents for 2017.  Ms. Bua will also enter into the Company’s form of indemnification agreement for directors.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of the Company was held on May 24, 2017, at which the Company’s stockholders voted on, and approved, the following proposals:

Proposal 1.  Election of directors, each to serve until the 2018 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert G. Stuckey	28,347,424	1,408,059	2,566,431
Paul E. Szurek	29,453,594	301,889	2,566,431
James A. Attwood, Jr.	29,347,823	407,660	2,566,431
Kelly C. Chambliss	29,328,862	426,621	2,566,431
Michael R. Koehler	29,525,781	229,702	2,566,431
J. David Thompson	29,176,249	579,234	2,566,431
David A. Wilson	29,316,797	438,686	2,566,431

Proposal 2.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,152,183	119,731	50,000	—

Proposal 3.  Advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,803,294	704,236	247,953	2,566,431

Proposal 4. Advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
25,370,719	31,514	4,279,092	74,158	2,566,431

As indicated above, over 85% of the votes cast by stockholders were voted, on an advisory basis, in favor of holding advisory votes on the compensation of the Company’s named executive officers every year.  In light of these results, the Board determined that the Company will hold an advisory vote to approve the compensation of its named executive officers every year until the next required vote on the frequency of advisory votes on the compensation of the Company’s named executive officers, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

Item 7.01.             Regulation FD Disclosure.

On May 25, 2017, the Company issued a press release announcing the election of Ms. Bua to the Board, as described in Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release, dated May 25, 2017, regarding the election of Jean Bua to the Board of Directors of CoreSite Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: May 25, 2017	By:	/s/ Jeffrey S. Finnin
		Name:	Jeffrey S. Finnin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 25, 2017, regarding the election of Jean Bua to the Board of Directors of CoreSite Realty Corporation.